Exhibit 99.2

Mandalay Digital Group, Inc.

and Subsidiaries Acquired From Logia Group, Ltd.

Pro Forma Combined Financial Statements

(unaudited)

Contents
Page
Pro Forma Combined Financial Statements:

Pro Forma Combined Balance Sheet as of June 30, 2012 (unaudited)	28

Pro Forma Combined Statement of Operations for the three months ended June 30, 2012 (unaudited)	29

Pro Forma Combined Statement of Operations for the year ended March 31, 2012 (unaudited)	30

Notes to Pro Forma Combined Financial Statements (unaudited)	31

Mandalay Digital Group, Inc.

and Subsidiaries Acquired From Logia Group, Ltd.

Pro Forma Combined Balance Sheet

June 30, 2012

(unaudited)

	Mandalay Digital Group, Inc. (1)	Subsidiaries Acquired From Logia Group, Ltd.(2)	Pro Forma Adjustments		Pro Forma Combined
	(historical)	(historical)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$8,240,000	$22,000	$(3,416,000	) a	$4,846,000
Accounts receivable	1,019,000	800,000	—		1,819,000
Prepaid expenses and other current assets	136,000	32,000	—		168,000
Due from related parties	—	—	—		—

TOTAL CURRENT ASSETS	9,395,000	854,000	(3,416,000)		6,833,000

Restricted cash	—	197,000	—		197,000
Property and equipment, net	201,000	53,000			254,000
Intangible assets, net	759,000	—	4,470,000	b	5,229,000
Goodwill	3,640,000	—	492,000	c	4,132,000
Other assets	—	104,000	—		104,000

TOTAL ASSETS	$13,995,000	$1,208,000	$1,546,000		$16,749,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$3,032,000	$707,000	$—		$3,739,000
Accrued license fees	1,049,000	—	—		1,049,000
Accrueed compensation	370,000	—	—		370,000
Current maturities and short term loans	2,234,000	745,000	—		2,979,000
Other current liabilities	553,000	944,000	—		1,497,000
Due to related parties	—	86,000	—		86,000

TOTAL CURRENT LIABILITIES	7,238,000	2,482,000	—		9,720,000

Long term debt and convertible debt	1,378,000	—			1,378,000
Provision for uncertain tax provisions	—	360,000			360,000
Other long term liabilities	—	34,000	758,000	d	792,000

TOTAL LIABILITIES	8,616,000	2,876,000	758,000		12,250,000

SHAREHOLDERS’ EQUITY
Preferred stock	100,000	—			100,000
Common stock	7,000	1,000	(1,000	) f	7,000
Treasury stock	(71,000)	—			(71,000)
Additional paid in capital	135,702,000	257,000	1,000	f	134,822,000
			94,000	g
			(2,020,000	) h
			788,000	e
Accumulated other comprehensive loss	(163,000)	94,000	(94,000	) g	(163,000)
Accumulated deficit	(130,196,000)	(2,020,000)	2,020,000	h	(130,196,000)

TOTAL SHAREHOLDERS’ EQUITY	5,379,000	(1,668,000)	788,000		4,499,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,995,000	$1,208,000	$1,546,000		$16,749,000

(1)	Source: unaudited financial statements of Mandalay Digital Group, Inc. obtained from 10-Q filing with the SEC for period ended June 30, 2012.
(2)	Source: unaudited financial statements of Subsidiaries Acquired from Logia Group, Ltd. as of June 30, 2012 included elsewhere in this 8-K

See accompanying notes to pro forma combined financial statements

Mandalay Digital Group, Inc.

and Subsidiaries Acquired From Logia Group Ltd.

Pro Forma Combined Statement of Operations

	Three Months Ended June 30, 2012
	Mandalay Digital Group, Inc. (1)	Subsidiaries Acquired From Logia Group, Ltd.(2)	Pro Forma Adjustments	Pro Forma Combined
Net revenue	$1,290,000	$1,429,000	$—	$2,719,000
Cost of revenue	672,000	1,046,000	—	1,718,000

Gross profit	618,000	383,000	—	1,001,000
Product development	366,000	—	—	366,000
Selling, general and administrative	2,504,000	122,000	117,250 (i)	2,743,250

Income from operations	(2,252,000)	261,000	(117,250)	(2,108,250)
Non-operating expense	(487,000)	(63,000)	—	(550,000)

Income before provision for income taxes	(2,739,000)	198,000	(117,250)	(2,658,250)
Provision for income taxes	14,000	16,000	—	30,000

Net income (loss)	$(2,753,000)	$182,000	$(117,250)	$(2,688,250)

Weighted average shares outstanding :
Basic	84,504,000			85,441,500

Diluted	84,504,000			85,441,500

Basic and diluted earnings per share	$(0.03)			$(0.03)

(1)	Source: unaudited financial statements of Mandalay Digital Group, Inc. obtained from 10-Q filing with the SEC for period ended June 30, 2012.
(2)	Source: unaudited financial statements of Subsidiaries Acquired from Logia Group, Ltd. for the period ended June 30, 2012

See accompanying notes to pro forma combined financial statements

Mandalay Digital Group, Inc.

and Subsidiaries Acquired From Logia Group Ltd.

Pro Forma Combined Statement of Operations

	Year Ended March 31, 2012
	Mandalay Digital Group, Inc. (1)	Subsidiaries Acquired From Logia Group, Ltd.(2)	Pro Forma Adjustments	Pro Forma Combined
Net revenue	$7,230,000	$8,863,000	$—	$16,093,000
Cost of revenue	2,873,000	8,481,000	—	11,354,000

Gross profit	4,357,000	382,000	—	4,739,000
Product development	2,154,000	—	—	2,154,000
Selling, general and administrative	13,886,000	843,000	469,000 (i)	15,198,000
Impairment of intangibles including goodwill	5,288,000	—	—	5,288,000

Income (loss) from operations	(16,971,000)	(461,000)	(469,000)	(17,901,000)
Non-operating expense	(13,626,000)	(246,000)	—	(13,872,000)

Income before provision for income taxes	(30,597,000)	(707,000)	(469,000)	(31,773,000)
Provision for income taxes	110,000		—	110,000

Net income (loss)	$(30,707,000)	$(707,000)	$(469,000)	$(31,883,000)

Weighted average shares outstanding:
Basic	49,418,000			50,355,500

Diluted	49,418,000			50,355,500

Basic and diluted earnings per share	$(0.62)			$(0.63)

(1)	Source: audited financial statements of Mandalay Digital Group, Inc. obtained from 10-K filing with the SEC for year ended March 31, 2012.
(2)	Source: audited financial statements of Subsidiaries Acquired from Logia Group, Ltd. for the year ended December 31, 2011 included elsewhere in this 8-K

See accompanying notes to pro forma combined financial statements

Mandalay Digital Group, Inc.

and Subsidiaries Acquired From Logia Group, Ltd.

Notes to Pro Forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Mandalay Digital Group, Inc. (“Mandalay”) and Logia Content Development and Management, Ltd., Volas Entertainment, Ltd. and Mail Bit-Logia (2008) Ltd. (together: The “Subsidiaries Acquired From Logia Group Ltd”) as if the acquisition of the Subsidiaries Acquired From Logia Group, Ltd. occurred on April 1, 2011. The accompanying pro forma combined statement of operations presents the accounts of Mandalay and the Subsidiaries Acquired From Logia Group, Ltd. for the year ended March 31, 2012, and for the three months ended June 30, 2012 as if the acquisition occurred on April 1, 2011. For accounting purposes, the transaction is being accounted for as an acquisition of a business.

The following adjustments (unaudited) would be required if the acquisition occurred as indicated above:

a.	To record the $3,416,000 cash paid to the sellers.

b.	To record the $4,470,000 fair value of purchased intangible assets.

c.	To record the $492,000 fair value of goodwill.

d.	To record the $758,000 fair value of the contingent consideration, net of discount of $242,000.

e.	To record the $788,000 fair value of the 937,500 shares issued to the sellers.

f.	To eliminate the common stock of the Subsidiaries Acquired From Logia Group, Ltd.

g.	To eliminate the pre-acquisition of other comprehensive loss of the Subsidiaries Acquired From Logia Group, Ltd.

h.	To eliminate pre-acquisition accumulated deficit of the Subsidiaries Acquired From Logia Group, Ltd.

i.	To record amortization of purchased intangibles.